Exhibit 10.8

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDED AND RESTATED GAS GATHERING AGREEMENT

This Second Amended and Restated Gas Gathering Agreement (“Agreement”) is made and entered into this 1st day of November, 2010 (the “Effective Date”) by and between WILLIAMS PRODUCTION RMT COMPANY LLC, formerly known as WILLIAMS PRODUTION RMT COMPANY, successor in interest to Orion Energy Partners L.P., (“Shipper”), and ENCANA OIL & GAS (USA) INC. (“Gatherer”). Shipper and Gatherer may be referred to individually as “Party,” or collectively as “Parties.”

RECITALS

A.                               Orion Energy Partners L.P., as “Shipper,” and Gatherer entered into that certain Gas Gathering Agreement dated November 7, 2006, as amended and restated by that certain First Amended and Restated Gas Gathering Agreement dated November 1, 2007 (the “Original Agreement”); and

B.                               Shipper, as the successor Shipper to Orion Energy Partners L.P. under the Original Agreement, has advised Gatherer of its intent to expand its drilling program in the Dedicated Area and the Interruptible Area; and

C.                               The Gas production related to Shipper’s expanded drilling program is expected to exceed Shipper’s MDQ; and

D.                               Gatherer has determined that the Expanded Facilities (defined in Section 1.5 of this Agreement) will be necessary to accommodate Shipper’s increased production; and

E.                                 The Parties desire to amend and restate the Original Agreement in its entirety in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties agree as follows.

SECTION 1: COMMITMENTS

1.1                  Initial Volume Commitment and Dedication.

(a)                                                              For an initial period of ten (10) years and three (3) months from the Operational In-Service Date (“Initial Period”), Shipper commits and agrees to deliver and shall cause its Affiliates to commit and deliver to Gatherer at the Receipt Points for Gathering a quantity of Gas equal to Shipper’s applicable MDQ produced from Shipper’s acreage within the Dedication Area and/or within the Interruptible Area, as each is set forth on Exhibit “A.” Gatherer agrees that during such Initial Period, that portion of Shipper’s Gas produced from the Dedication Area and/or the Interruptible Area in excess of Shipper’s applicable MDQ shall not be so committed

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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and Shipper shall have the right to enter into agreements with other parties for the gathering of such of Shipper’s Gas as is in excess of Shipper’s applicable MDQ.

(b)         Both before and after (but not during) the Initial Period referenced in Section 1.1(a) above, Shipper dedicates and agrees to deliver and shall cause its Affiliates to dedicate and deliver to Gatherer at the Receipt Points for Gathering (i) all Gas now or hereafter produced from all formations from all wells now or hereafter located within the Dedication Area which is attributable to Interests now owned or hereafter acquired by Shipper and/or its Affiliates, or from wells located on lands pooled, unitized, or communitized within any portion of the Dedication Area and (ii) with respect to wells located within the Dedication Area, Gas produced from such wells which is attributable to the Interests in such wells owned by working interest owners, royalty owners, and overriding royalty owners which is not taken “in-kind” by such owners and for which Shipper has the right and/or obligation to market such Gas, for only so long as such Gas is not taken “in-kind” (collectively, the “Dedication,” and the Gas that is the subject of either the volume commitment described in Section 1.1(a) above or the Dedication being herein referred to as “Shipper’s Gas”), limited, however, to the aggregate amount of Gas dedicated and to be delivered pursuant to both of the preceding clauses (i) and (ii), to the Maximum Daily Quantity (“MDQ”) described on Exhibit “C”.

1.2                        Gathering Services. Subject to the terms and conditions of this Agreement, Gatherer agrees to Gather and deliver, or cause to be delivered, to Shipper, or for the account of Shipper, at the Delivery Points designated on Exhibit “B,” the total Thermal Content of Shipper’s Gas received at the Receipt Points, less FLU and Condensate as allowed under this Agreement. Shipper’s Gas, up to the MDQ or the Pressure-Adjusted MDQ or the Adjusted MDQ, as applicable, shall be Firm Capacity Gas and given priority as described in Article 3.3 of the General Terms and Conditions.

1.3                        Gas in Excess of MDO, Pressure-Adjusted MDQ or Adjusted MDO. On a space available basis, as determined by Gatherer in its sole discretion, Gatherer agrees to provide Gathering services on an interruptible basis for Gas in excess of Shipper’s MDQ, Pressure-Adjusted MDQ or Adjusted MDQ, as applicable, that Shipper requests in accordance with Article 6 of Appendix “A” be delivered to Gatherer for Gathering in accordance with the terms hereof (“Shipper IT Gas”). In the event that, from time to time, Gatherer does not provide Gathering services with respect to all or any part of Shipper IT Gas, Gatherer shall notify Shipper of the quantity of Shipper IT Gas for which Gatherer will not provide Gathering services in accordance with Article 6 of Appendix “A” whereupon Shipper shall have the right to enter into agreements with other parties for the gathering of such Shipper IT Gas. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, neither Shipper nor Gatherer shall ever be obligated on any given day to deliver or receive and Gather, respectively, a volume of Gas in excess of Shipper’s MDQ, Pressure-Adjusted MDQ or Adjusted MDQ, as applicable. and any Gas Gathered in excess of Shipper’s MDQ, Pressure-Adjusted MDQ or Adjusted MDQ, as applicable, shall be Shipper IT Gas. In addition, both before and after (but not during) the

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Initial Period referenced in Section 1.1(a) above, Gas delivered by Shipper from the Interruptible Area shall considered Shipper IT Gas for the purpose of this Agreement.

1.4                        Shipper’s Redelivery Obligations. Shipper shall be responsible for arranging for transportation at the Delivery Points in the quantity necessary to accept redeliveries of Shipper’s Gas and Shipper 1T Gas. Shipper’s failure to make such arrangements shall not alter or diminish Shipper’s obligations under this Agreement, including Shipper’s obligation to make payment to Gatherer in accordance with Section 4.1 of this Agreement.

1.5                        Gatherer’s Expanded Facilities. To accommodate Shipper’s new Gas production and related deliveries into the Gathering System, Gatherer will: (i) install new compression and other facilities at the Rifle Compressor Station, (ii) modify facilities at the Rifle Compressor Station, (iii) install new compression facilities at the existing Mamm Creek Compression Facilities, and (iv) loop the pipeline upstream of the Mamm Creek Compression Facilities and install a new Receipt Point (collectively, the “Expanded Facilities”). Gatherer shall provide written notice to Shipper advising the date that the Expanded Facilities or portions thereof, are capable of providing the Firm Capacity Gas services with respect to Shipper’s Gas as stated in this Agreement. The “Operational In-Service Date” shall be the first day of the month following such notification. Gatherer shall use commercially reasonable efforts to complete the Expanded Facilities on or before July 1, 2011.

1.6                        Target Pressure and Pressure Limit. Effective upon the Operational In-Service Date, Gatherer shall use reasonable commercial efforts to maintain an average pressure for each Accounting Period, such pressure to be determined based on the average pressures (taken no less than hourly) measured at the pressure tap of the meter during each month, at each Receipt Point equal to or less than the “Target Pressure” as described in Exhibit “D”. Gatherer shall not install a valve or other pressure control device upstream of the meter(s) used to monitor the Target Pressure. Within thirty (30) days after the end of each Accounting Period, Gatherer shall provide to Shipper a Target Pressure report for such Accounting Period. In the event the pressure at a Receipt Point exceeds the applicable amount shown on Exhibit “D” under the “Pressure Limit’ column for such Receipt Point, the respective rights and obligations of Gatherer and Shipper shall be as follows,

(a)                                                                        Shut-in Production. Any time the pressure at a Receipt Point exceeds its applicable Pressure Limit for more than [***] hours and such condition prevents Gatherer from Gathering Shipper’s Gas, the portion of Shipper’s Gas for which Gatherer is unable to Gather shall be immediately and temporarily released from this Agreement during the period in which Gatherer is unable to Gather such Gas and maintain the Target Pressure. Gatherer shall provide Shipper at least two (2) days prior notice that that Gatherer is again able to Gather Shipper’s Gas and maintain the Target Pressure; provided, however, Shipper shall not be obligated to resume on weekends or holidays deliveries to Gatherer of the portion of its Gas that was temporarily released from this Agreement.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)                            Pressure-Adjusted MDO. Should the average monthly pressure at a Receipt Point exceed the applicable Pressure Limit for [***] or more consecutive Accounting Periods other than for reasons of Force Majeure, Maintenance or breach of this Agreement by Shipper then, subject to Gatherer’s receipt of written notice from Shipper (“Reduced MDQ Notice”), Gatherer shall determine the highest reduced daily quantity of Shipper’s Gas that can be delivered to such Receipt Point that will enable Gatherer to maintain the Target Pressure (the “Pressure-Adjusted MDQ”) and provide written notice to Shipper of such Pressure-Adjusted MDQ within five (5) days of its receipt of the Reduced MDQ Notice. The Pressure-Adjusted MDQ shall replace Shipper’s MDQ for all purposes of this Agreement and remain in effect until the first day of the Accounting Period that begins no earlier than fifteen (15) days after written notification from Gatherer specifying either a new, higher Pressure-Adjusted MDQ or Shipper’s original MDQ, whichever is lower.

(c)                             Permanent MDQ Reduction. Within thirty (30) days after receipt of a Reduced MDQ Notice from Shipper, Gatherer shall develop plans to reduce pressure at the impacted Receipt Point such that Shipper’s original MDQ may be restored at the Target Pressure and provide such plans to Shipper. Gatherer shall have up to [***] Accounting Periods after receipt of the Reduced MDQ Notice to successfully implement its plans and to provide Shipper with written notice, which shall be effective the first day of the next Accounting Period that is at least fifteen (15) days following such notice, that Shipper’s original MDQ will again become effective. If by the end of the [***] Accounting Period after receipt of the Reduced MDQ Notice from Shipper, Gatherer has not given such notice, Shipper shall have the option to permanently reduce its MDQ to a level that will reasonably result in the ability of Gatherer to achieve compliance with the Target Pressure at such Receipt Point (“Permanent MDQ Reduction”). Upon written notice from Shipper that it desires a Permanent MDQ Reduction (a “Permanent MDQ Reduction Notice”), the Parties shall meet and mutually agree to the Permanent MDQ Reduction utilizing hydraulic modeling. The Parties shall use commercially reasonable efforts to agree upon such new MDQ within fifteen (15) days of the Permanent MDQ Reduction Notice or, if unable to so mutually agree, Shipper and Gatherer shall select one independent, neutral, qualified and appropriately licensed engineer with experience in hydraulic modeling to serve as a sole arbitrator who will decide. based solely on written submissions by the Parties, upon the Permanent MDQ Reduction and whose decision shall be final and non-appealable unless such appeal is based upon manifest error. No Permanent MDQ Reduction shall occur until such time as the Parties mutually agree to or the arbitrator decides upon the Permanent MDQ Reduction, whereupon Exhibit “C” shall be deemed automatically amended to reflect such change and the Parties shall thereafter formalize such deemed amendment by means of entering into a written amendment in that regard. Any such amendment shall terminate at the end of the Initial Period beginning on the Operational In-Service Date.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(d)                            Effect of Nominating Shipper IT Gas. Effective upon the Operational In-Service Date, should Shipper nominate Shipper IT Gas during any Accounting Period and Gatherer accepts such nomination, then Gatherer shall not be obligated to meet any Target Pressure with respect to Shipper’s Gas and Shipper IT Gas for such Accounting Period and the time periods relating to adjustment and/or reduction of the MDQ in Sections 1.6(b) and 1.6(c) shall be suspended for such Accounting Period; provided, however, in the event that Shipper delivers Shipper IT Gas, Gatherer shall use reasonable efforts to operate its compression at the lowest possible pressure relative to the total system volume.

(e)                             Circumstances When Shipper’s Gas Delivered to 01E Receipt Point Treated as Firm Capacity Gas. During the Term, Shipper’s Gas delivered to the 01E Receipt Point shall be considered Shipper 1T Gas. However, in the event that Gatherer is unable to receive any volumes of Shipper’s Gas delivered to the P4E Receipt Point, then Shipper’s Gas up to the applicable MDQ that Gatherer accepts and is able to receive during an Accounting Period at the 01E Receipt Point shall be treated as Firm Capacity Gas for such Accounting Period. For purposes of clarification and avoidance of doubt, volumes of Shipper’s Gas delivered to the 01E Receipt Point shall be treated as Firm Capacity Gas up to the MDQ for an applicable Accounting Period if and only to the extent that Gatherer (i) is unable to accept any volumes (i.e., accepts zero (o) volumes) of Shipper’s Gas at the P4E Receipt Point and (ii) agrees to accept Shipper’s Gas delivered to the 01E Receipt Point.

(f)                               Sole Remedy for Excess Pressure at 01E Receipt Point. The Parties acknowledge that the O1E Receipt Point does not have a Pressure Limit. Should the pressure at the O1E Receipt Point exceed Shipper’s requirements, Shipper’s sole remedy is to redirect its Gas to the P4E Receipt Point and the Pressure Limit at that point will apply.

(g)                            Sole Remedy for Failure to Maintain Target Pressure and/or Pressure Limit. Notwithstanding anything to the contrary in this Agreement, Shipper’s sole and exclusive remedy for the failure of Gatherer to comply with the Target Pressure and/or Pressure Limit under this Agreement or for Gatherer’s failure to Gather all or any part of Shipper’s Gas as a result of the failure to comply with the Target Pressure and/or Pressure Limit shall be limited to those remedies specifically provided for in this Agreement,

SECTION 2: GENERAL TERMS AND CONDITIONS

This Agreement incorporates and is subject to all of the General Terms and Conditions contained in Appendix “A” attached hereto, together with any Exhibits attached hereto. Capitalized terms used herein, but not defined herein, are defined in the General Terms and Conditions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SECTION 3: TERM

This Agreement shall become effective on the Effective Date and, unless terminated as provided under this Agreement, shall remain in full force and effect for as long as Shipper and/or its Affiliates and/or any of their respective successors and assigns own any Interests in the Dedication Area (the “Term”).

SECTION 4: FEE AND CONSIDERATION

4.1                                 Gathering Fee. For each MMBtu of Shipper’s Gas delivered during an Accounting Period to the Receipt Points, Shipper shall pay Gatherer the “Gathering Fee” shown in the following table, which shall apply to both Shipper’s Gas and Shipper IT Gas:

Gathering Fee for Deliveries to the Gathering System

	($/MMBtu) for deliveries prior to the Operational In-Service Date		(S/MMBtu) for deliveries from and after the Operational In-Service Date
Less than or equal to [***] MMcfd	$	[***]	$	[***]
Greater than [***] MMcfd	$	[***]	$	[***]

4.2                                 Deliveries Less Than MDQ. In any Accounting Period within the Initial Period during which the average daily volume of Shipper’s Gas measured at all Receipt Points is less than the applicable MDQ for such Accounting Period (“Volume Shortfall”), then Shipper shall pay to Gatherer an amount, in addition to the Gathering Fee, equal to the product of (a) the Gathering Fee in effect for such Accounting Period and (b) the amount by which such volume is less than the Adjusted MDQ for such Month (“Below MDQ Fee”). The “Adjusted MDQ” for an Accounting Period is the lesser of the MDQ on Exhibit “C” or the Pressure-Adjusted MDQ, if applicable, further reduced by the volume of Shipper’s Gas (in Mcf) that Shipper is prevented from delivering due to (i) Force Majeure related to the Gathering System or the Interconnecting Pipelines, (ii) Maintenance related to the Gathering System or the Interconnecting Pipelines, and/or (iii) capacity allocations pursuant to Article 3.3 on the Gathering System or the Interconnecting Pipelines. To determine the volume of Shipper’s Gas that Shipper was prevented from delivering Gatherer may rely on the average delivery volume on the day before the curtailment event and the day after the curtailment event. This average volume shall be adjusted for the amount of time of the curtailment event and shall reduce the MDQ or Pressure-Adjusted MDQ, as applicable, accordingly. If during any Accounting Period, an Adjusted MDQ is applicable then the Adjusted MDQ for that Accounting Period shall be used in place of the otherwise applicable MDQ for the purpose of calculating Shipper’s Volume Shortfall.

4.3                                 Volume Bank. Beginning on the Operational In-Service Date, a cumulative “Volume Bank” shall be established for purposes of adjusting the Gathering Fee payable by Shipper during an applicable Accounting Period. The Volume Bank shall operate as follows:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(a)                             For any Accounting Period that the average volume of Shipper’s Gas accepted by Gatherer and measured at all Receipt Points is greater than the MDQ or Adjusted MDQ, as applicable for such period, then a positive credit equal to the amount of such volume in excess of the MDQ or Adjusted MDQ (“Volume Excess”) for that Accounting Period shall be added to the Volume Bank; and, for any Accounting Period that there is a Volume Shortfall, then a deduction equal to the amount of such Volume Shortfall shall be subtracted from the Volume Bank. For purposes of this Section 4.3, the term “Offset Amount” shall mean the lesser of the absolute value of (i) the ending Volume Bank balance for the prior Accounting Period or (ii) Volume Shortfall or Volume Excess, as applicable, for the current Accounting Period.

(b)                            If the Volume Bank has a positive balance and a Volume Shortfall occurs in an Accounting Period, then: (i) such positive balance shall be used to offset all or part of the Volume Shortfall; (ii) the Volume Bank shall be reduced by the Volume Shortfall; (iii) an amount equal to the applicable Offset Amount multiplied by the applicable Gathering Fee shall be credited to Shipper’s account (a “Volume Bank Fee Credit”); and, (iv) the total amount of the Below MDQ Fee payable by Shipper in an Accounting Period shall be reduced by such Volume Bank Fee Credit.

(c)                             If the Volume Bank has a negative balance and a Volume Excess occurs in an Accounting Period, then: (i) such negative balance shall be used to offset all or part of the Volume Excess; (ii) the Volume Bank shall be increased by the Volume Excess; (iii) an amount equal to the Volume Bank Fee Credit shall be credited to Shipper’s account; and, (iv) the total amount of the Below MDQ Fee payable by Shipper in an Accounting Period shall be reduced by such Volume Bank Fee Credit.

(d)                            For purposes of clarification and avoidance of doubt, in no event shall a Volume Bank Fee Credit apply under circumstances when either (i) a positive balance exists in the Volume Bank and a Volume Excess occurs, or (ii) a negative balance exists in the Volume Bank and a Volume Shortfall occurs. The Volume Bank shall continue for the Initial Period. Upon expiration of the Initial Period, (i) any remaining positive or negative balances shall be cancelled without any further adjustment owed to either Party, (ii) Shipper’s MDQ shall be adjusted as set forth in Exhibit “C” and the Below MDQ Fee set forth in Section 4.2 shall no longer apply. A statement showing the current status of the Volume Bank and any changes to the Volume Bank shall be provided for each Accounting Period. An example of the Volume Bank is shown on Exhibit “E”.

4.4                                Shipper Measurement Facilities.  In order to determine the volume of Shipper’s Gas delivered from the Dedication Area, Shipper shall install, own, and operate measurement facilities necessary to separately measure all volumes produced by Shipper and delivered to Gatherer from the Interruptible Area. Such facilities shall be installed, operated, and maintained in accordance with Article 8 of the General Terms and Conditions. Shipper shall provide equipment necessary to enable Gatherer to receive real

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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time operational data collected from such facilities. Shipper shall provide Gatherer with production data as reasonably requested by Gatherer. Such production data shall include, without limitation, monthly measurement and production data. Shipper shall provide Gatherer with monthly data by the tenth day of each following month. Notwithstanding anything in this Section 4.4 to the contrary, for the Initial Period, Shipper’s obligation to separately measure Gas delivered from the Interruptible Area shall be temporarily suspended.

4.5                                 Fee Reduction for High Pressure. If the average monthly pressure measured at any Receipt Point during any Accounting Period during the Initial Period beginning with the Operational In-Service Date exceeds the applicable Pressure Limit for such Receipt Point, then the applicable Gathering Fees referenced in Section 4.1 for such Accounting Period shall be reduced by $[***] per MMBtu.

4.6                                 FLU. In addition to the Gathering Fee described in Section 4.1, Shipper agrees to pay to Gatherer Shipper’s actual pro rata share of FLU and power costs directly related to Gathering under this Agreement. Such FLU shall be provided in kind to Gatherer immediately downstream of the Receipt Points. Any power costs allocated to Shipper shall be included in Shipper’s monthly invoice.

4.7                                 Gathering Fee Adjustment Based upon CPI. Beginning on December 1, 2010, and every year thereafter on December 1, the Gathering Fee set forth in Section 4.1 shall be adjusted by the percentage increase or decrease, if any, in the Consumer Price Index for All Urban Consumers (“CPI-U”); provided, however, the fee applicable to deliveries greater than [***] MMcfd from and after the Operational In-Service Date shall be adjusted beginning on December 1, 2011. This percentage adjustment shall be calculated based upon the difference between the most recent calendar year and the previous calendar year, as published in the U.S. Department of Labor, Bureau of Labor Statistics. If the CPI-U ceases to be published, the Parties shall use commercially reasonable efforts to negotiate a replacement index. In no event will the Gathering Fee be reduced below the initial Gathering Fees stated in Section 4.1 above.

4.8                                 Service Improvements. In the event that Gatherer improves, or intends to improve, its service above the Expanded Facilities described in Section 1.5 to maximize production from the Dedication Area by providing a lower pressure service, Gatherer shall provide notice to Shipper of its plans to install additional compression, along with the anticipated benefits and economic justification underlying such additional compression so that the Parties may negotiate a fee for such improved service. If the Parties are unable to negotiate a fee for such improved service within [***] days of notice thereof from Gatherer, then Gatherer shall have the right to withhold such improved service or the benefit of such improved service from Shipper.

4.9                                 Shipper Condensate. Subject to Section 2.5 of the General Terms and Conditions, Gatherer shall retain and own all Condensate attributable to Shipper’s Gas and Shipper IT Gas collected in the Gathering System and any and all revenues from the sale thereof.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SECTION 5: NOTICES

All notices, statements, invoices or other communications required or permitted between the Parties shall be in writing and shall be considered as having been given if delivered by mail, courier, hand delivery, or facsimile to the other Party at the designated address or facsimile numbers, as designated below. Normal operating instructions can be delivered by telephone or other agreed means. Notice of events of Force Majeure may be made by telephone and confirmed in writing within a reasonable time after the telephonic notice. Monthly statements, invoices, payments and other communications shall be deemed delivered when actually received. Either Party may change its address or facsimile and telephone numbers upon written notice to the other Party:

Gatherer:

If by mail or facsimile delivery:

Encana Oil & Gas (USA) Inc.

370 17th Street, Suite 1700

Denver, CO 80202

Facsimile: 720-876-4169

Attention: Vice President, U.S. Midstream

With copy to

General Counsel

Encana Oil & Gas (USA)

Inc. 370 17th Street, Suite

1700 Denver, CO 80202

Facsimile: 720-876-3655

Group Lead, Contracts

Encana Oil & Gas (USA)

Inc. 370 17`h Street, Suite

1700 Denver, CO 80202

Facsimile: 720-876-6009

Shipper:

If by mail or facsimile delivery:

Williams Production RMT Company LLC

One Williams Center

Tulsa, OK 74172

Attn: Gas Management — Mail Drop 36-8

Telephone: 918-573-3885

Facsimile: 918-573-1324

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SECTION 6: EXECUTION

This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all or which shall be considered one instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

GATHERER:	SHIPPER:
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT “A”

DEDICATION AREA & INTERRUPTIBLE AREA

The following lands comprise the Dedication Area:

[***]

[***]

[***]

[***]

[***]

[***]

[***]

The following lands comprise the Interruptible Area:

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “B”

RECEIPT POINTS & DELIVERY POINTS

Receipt Points:

[***]

[***]

Other points as mutually agreed.

Delivery Points:

[***]

Other points as mutually agreed.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “C”

SHIPPER’S MDQ

Shipper’s Maximum Daily Quantity (MDQ)

(MMcfd)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Notes:

1.                                       Assumes the Operational In-Service Date is [***]. If the Operational In-Service Date occurs in another month, then the above chart shall be revised accordingly to reflect a [***] and [***] beginning with the actual Operational In-Service Date.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “D”

TARGET PRESSURE AND PRESSURE LIMIT

Target Pressure and Pressure Limit

Receipt Point	Target Pressure	Pressure Limit
[***]	[***]	[***]
[***]	[***]	[***]

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “E”

[***]

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “F”

MEMORANDUM OF AGREEMENT

THIS MEMORANDUM OF GAS GATHERING AGREEMENT (this “Memorandum”) is for the purpose of placing third parties on notice of an agreement made and entered into on the 1st day of November, 2010 (the “Effective Date”), by and between WILLIAMS PRODUCTION RMT COMPANY LLC (“Shipper”) with an address of One Williams Center, Tulsa, Oklahoma 74172, and ENCANA OIL & GAS (USA) INC. (“Gatherer”), with an address of 370 17th Street, Suite 1700, Denver, Colorado 80202.

WHEREAS, Shipper and Gatherer entered into that certain Second Amended and Restated Gas Gathering Agreement dated November 1, 2010 (the “Agreement”), pursuant to which Gatherer will provide Gathering for Shipper’s Gas and Shipper IT Gas;

WHEREAS, any capitalized term used, but not defined, in this Memorandum shall have the meaning ascribed to such term in the Agreement; and

WHEREAS, this Memorandum is filed of record in the real property records of Garfield County, Colorado, to give notice of the existence of the Agreement and certain provisions contained therein;

1.             Notice. Notice is hereby given of the existence of the Agreement and all of its terms, covenants and conditions to the same extent as if the Agreement was fully set forth herein. Certain provisions of the Agreement are summarized in Sections 2 through 3 below.

2.             Dedication. Subject to the terms and conditions of the Agreement and certain exclusions from dedication described in the Agreement, Shipper has dedicated and agreed to deliver, and shall cause its Affiliates to dedicate and deliver to Gatherer, at the Receipt Points (i) all Gas produced from all wells now or hereafter located within the Dedicated Area (described on the attached Schedule 1) or on lands pooled therewith which is attributable to Interests now owned or hereafter acquired by Shipper and/or its Affiliates and their respective successors and assigns and (ii) with respect to such wells in which Shipper and/or any of its Affiliates is the operator, Gas produced from such wells which is attributable to the Interests in such wells owned by other working interest owners and royalty owners which is not taken “in-kind” by such royalty owners and for which Shipper and/or its Affiliates has the right and/or obligation to deliver such Gas and only for the period that Shipper and/or its Affiliates has such right and/or obligation.

3.             Covenant Running with the Land. Subject to the terms and conditions of the Agreement, so long as the Agreement is in effect, the Agreement shall (i) be a covenant running with the Interests now owned or hereafter acquired by Shipper and/or its Affiliates within the Dedicated Area and (ii) be binding on and enforceable by Gatherer and its successors and assigns against Shipper and/or its Affiliates and all subsequent owners of all or any part of the Dedicated Area and their respective successors and assigns. Shipper shall cause any conveyance of all or any Interests in the Dedicated Area to be made expressly

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

subject to this Agreement.

4.             No Amendment to Agreement. This Memorandum is executed and recorded solely for the purpose of giving notice and shall not amend nor modify the Agreement in any way.

IN WITNESS WHEREOF, this Memorandum has been signed by or on behalf of each of the Parties as of the day first above written.

ENCANA OIL & GAS (USA) INC.

By:

Name:

Title:

WILLIAMS PRODUCTION RMT COMPANY LLC

By:

Name:

Title:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ACKNOWLEDGEMENTS

STATE OF COLORADO

CITY AND COUNTY OF DENVER

The foregoing instrument was acknowledged before me on the                  day of          2010, by                                         of Encana Oil & Gas (USA) Inc., a Delaware corporation, on behalf of said corporation.

Notary Public in and for

Printed or Typed Name of Notary

STATE OF COLORADO

CITY AND COUNTY OF DENVER

The foregoing instrument was acknowledged before me on the                  day of         , 2010, by                                                                     of Williams Production RMT Company LLC, a                                                             , on behalf of said entity.

Notary Public in and for

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Printed or Typed Name of Notary

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1 to Memorandum of Agreement

[***]

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX “A”

GENERAL TERMS AND CONDITIONS
Attached to and made a part of that certain
Second Amended and Restated Gas Gathering Agreement dated November 1, 2010 between
Encana Oil & Gas (USA) Inc. (“Gatherer”)
and
Williams Production RMT Company LLC (“Shipper”)

ARTICLE 1: DEFINITIONS

1.1           Accounting Period. The period commencing at 8:00 a.m., Gatherer Time, on the first day of a calendar month and ending at 8:00 a.m., Gatherer Time, on the first day of the next succeeding month.

1.2           Adjusted MDQ. As defined in Section 4.2 of this Agreement.

1.3           Affiliate.       Any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term “control” (including its derivatives and similar terms) means possessing the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person shall be deemed to be an Affiliate of any specified Person or entity if such Person or entity owns fifty percent (50%) or more of the voting securities of the specified Person, if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control.

1.4           Average Market Index. As defined in Article 6.2(c) of these General Terms and Conditions.

1.5           Below MDQ Fee. As defined in Section 4.2 of this Agreement.

1.6           Btu. The amount of heat required to raise the temperature of one (1) pound of water from 59°F to 60°F at a standard pressure base of 14.73 pounds per square inch absolute (psi a).

1.7           Condensate. Liquid hydrocarbons that have condensed from the Gas in the Gathering System downstream of the Receipt Points.

1.8           Cubic Foot. The volume of Gas contained in one (1) Cubic Foot of space at a standard pressure base of 14.73 pounds per square inch absolute (psia) and a standard temperature base of 60° F.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.9           Curtailed Gas Notice. As defined in Article 3.5 of these General Terms and Conditions.

1.10         Dedication. As defined in Section 1.1 of this Agreement.

1.11         Dedication Area. The lands, wells and/or leaseholds described on Exhibit “A” and designated as Dedication Area.

1.12         Delivery Point. The point at which Shipper’s Gas or Shipper IT Gas is redelivered to Shipper, or to Shipper’s designee, or to others entitled thereto, as designated on Exhibit “B.”

1.13         Expanded Facilities. As defined in Section 1.5 of this Agreement.

1.14         Firm Capacity Gas. Gas that is accorded the highest priority on the Gathering System with respect to capacity allocations, interruptions, or curtailments; specifically including (i) Gas produced by Gatherer or its Affiliates and (ii) Gas delivered to the Gathering System from any Person for which Gatherer is contractually obligated to provide the highest priority, including, without limitation, Shipper’s Gas up to the applicable MDQ, but expressly excluding Shipper IT Gas. Firm Capacity Gas will be the last Gas removed from the Gathering System in the event of an interruption or curtailment and all Firm Capacity Gas will be treated equally in the event an allocation is necessary, including, without limitation, Shipper’s Gas.

1.15         Firm Capacity Gas Shipper. Any Person that delivers Firm Capacity Gas to Gatherer.

1.16         Fuel, Lost and Unaccounted for Gas or “FLU” or FLU Quantity. That volume of Shipper’s Gas or Shipper IT Gas, in terms of MMBtus, received by Gatherer which is retained by Gatherer for fuel, or is released or lost through piping, equipment, measurement error or inaccuracies, or is vented, flared or lost in connection with the operation of the Gathering System, including, without limitation, line pack and system gains. The Fuel Quantity is stated as a percentage of the Gas delivered by Shipper at the Receipt Points. Title to FLU Quantity shall vest in Gatherer immediately downstream of the Receipt Points at no cost to Gatherer, and free and clear of all adverse claims and liabilities.

1.17         Gas. Any Mixture of gaseous hydrocarbons or of hydrocarbons and other gasses, in a gaseous state, consisting primarily of methane.

1.18         Gather, Gathered, or Gathering. The movement of Gas through the Gathering System, equipment, devices, or pipeline from the Receipt Points to the Delivery Points.

1.19        Gathering Fee. As defined in Section 4.1 of this Agreement.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.20         Gathering System. The Gas gathering facilities owned and operated by Gatherer, from the Receipt Points to the Delivery Points, including but not limited to piping, compression facilities, dehydration and meters.

1.21         Gross Heating Value. The number of Btu’s produced by the combustion, on a dry basis and at a constant pressure, of the amount of the Gas which would occupy a volume of 1 Cubic Foot at a temperature of 60°F and at a pressure of 14.73 psis, with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air and when the water formed by combustion is condensed to the liquid state.

1.22         Indemnifying Party and Indemnified Party. As defined in Article 11 of these General Terms and Conditions.

1.23         Initial Period. As defined in Section 1.1 of this Agreement.

1.24         Interconnecting Pipelines. Any pipeline connected immediately downstream of the Delivery Points.

1.25         Interests. Any right, title, or interest in lands and the right to produce oil and/or Gas therefrom whether arising from fee ownership, working interest ownership, mineral ownership, leasehold ownership, or arising from any pooling, unitization or communitization of any of the foregoing rights.

1.26         Interruptible Area. The lands, wells and/or leaseholds described on Exhibit “A” and designated as Interruptible Area.

1.27         Interruptible Gas. Gas that is accorded the lowest priority on the Gathering System with respect to capacity allocations, interruptions, or curtailments. Interruptible Gas will be the first Gas removed from the Gathering System in the event of an interruption or curtailment, including, without limitation, Shipper IT Gas.

1.28         Interruptible Gas Shipper. Any Person that delivers Interruptible Gas to Gatherer.

1.29         Losses. Any actual loss, cost, expense, liability, damage, demand, suit, sanction, claim, judgment, lien, fine or penalty, including attorney’s fees, asserted by a third party unaffiliated with the Party incurring such, and which are incurred by the applicable Indemnified Party on account of injuries (including death) to any person or damage to or destruction of any property, sustained or alleged to have been sustained in connection with or arising out of the matters for which the Indemnifying Party has indemnified the applicable Indemnified Party.

1.30         Maintenance. As defined in Article 3.2 of these General Terms and Conditions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.31        Mamm Creek Compression Facilities. The compressor stations and related facilities owned and operated by Gatherer, which include the East Mamm Compression Facility located in Section 36, Township 6 South, Range 93 West, Garfield County, Colorado; the Hunter Mesa Compression Facility located in Section 31, Township 6 South, Range 92 West, Garfield County, Colorado; and, the Pumba Compression Facility located in Section 3, Township 7 South, Range 93West, Garfield County, Colorado.

1.32        Mcf.  1,000 Cubic Feet.

1.33        MDQ. Maximum Daily Quantity, as further described in Exhibit “C.”

1.34        MMBtu. 1,000,000 Btu’s.

1.35        MMcf.  1,000,000 Cubic Feet.

1.36        Offset Amount. As defined in Section 4.3(a) of this Agreement and shown in the example on Exhibit “E”.

1.37        Operational In-Service Date. As defined in Section 1.5 of this Agreement

1.38        Permanent MDQ Reduction. As defined in Section 1.6(c) of this Agreement.

1.39        Permanent MDQ Reduction Notice. As defined in Section 1.6(c) of this Agreement.

1.40        Person. Any individual, firm, corporation, trust, partnership, limited liability company, association, joint venture, other business enterprise or governmental authority.

1.41        Pressure-Adjusted MDQ. As defined in Section 1.6(b) of this Agreement.

1.42        Pressure Limit. As defined in Section 1.6 of this Agreement and shown on Exhibit “D.”

1.43        Pressure Regulation Devices. As defined in Article 5.3 of these General Terms and Conditions.

1.44        Receipt Points. The inlet flange of the custody transfer meters where Shipper’s Gas or Shipper IT Gas is delivered to Gatherer at the Receipt Points designated on Exhibit “B.”

1.45        Rifle Compressor Station. The compressor station and related facilities owned and operated by Gatherer, located in Section 13, Township 6 South, Range 94 West, Garfield County, Colorado.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.46         Reduced MDQ Notice. As defined in Section 1.6 (b) of this Agreement.

1.47         Scheduled Nominations. As defined in Article 6.1(a) of these General Terms and Conditions.

1.48         Shipper’s. Gas. As defined in Section 1.1(b) of this Agreement.

1.49         Shipper IT Gas. As defined in Section 1.3 of this Agreement.

1.50         Target Pressure. As defined in Section 1.6 of this Agreement and shown on Exhibit “D.”

1.51         Taxes. All gross production, severance, conservation, ad valorem and similar or other taxes measured by or based upon production, together with all taxes on the right or privilege of ownership of the Gas, or upon the handling, transmission, compression, processing, treating, conditioning, distribution, sale, delivery or redelivery of the Gas, including all of the foregoing now existing or in the future imposed or promulgated.

1.52         Term. As defined in Section 3 of this Agreement.

1.53         Thermal Content. The product of the measured volume in Mcf multiplied by the Gross Heating Value per Ma, adjusted to the same pressure base and expressed in MMBtu’s.

1.54         Volume Bank. As defined in Section 4.3 of this Agreement and shown in the example on Exhibit “E”.

1.55         Volume Bank Fee Credit. As defined in Section 4.3(b) of this Agreement and shown in the example on Exhibit “E”.

1.56         Volume Excess. As defined in Section 4.3(a) of this Agreement and shown in the example on Exhibit “E”.

1.57         Volume Shortfall. As defined in Section 4.2 of this Agreement and shown in the example on Exhibit “E”.

ARTICLE 2: SHIPPER COMMITMENTS AND RIGHTS

2.1           Subsequently Acquired Interests. In the event that after the date hereof Shipper and/or any of its Affiliates acquire Interests within the Dedication Area, then the Gas produced from such Interests shall automatically be included within the Dedication; provided, however, if any of the Gas produced from such Interests is subject to a prior written dedication or commitment for gathering at the time of any such acquisition, then such Gas shall be excluded from the Dedication until such prior dedication or

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

commitment expires. In the event that any such prior dedication or commitment expires or terminates, then the Gas subject to such prior dedication or commitment shall automatically be included within the Dedication and subject to this Agreement without any further actions by the Parties. Tn the event that at any time in the future Shipper or any of its Affiliates has the right or ability to terminate any such prior dedication or commitment, then Shipper shall terminate, or cause its Affiliate to terminate, such prior dedication or commitment, and upon such termination, the Gas subject to such prior dedication or commitment shall automatically be included within the Dedication and subject to this Agreement without any further actions by the Parties. Shipper represents and warrants to Gatherer that as of the date hereof (i) there are no prior dedications and/or commitments covering the gathering and/or transportation of any Gas produced from any Interests owned by Shipper and/or its Affiliates within the Dedication Area and (ii) Shipper’s Affiliates do not own any Interests within the Dedication Area.

2.2           Covenant Running with the Land. So long as this Agreement is in effect, this Agreement shall (i) be a covenant running with the interests now owned or hereafter acquired by Shipper and/or its Affiliates within the Dedication Area and (ii) be binding on and enforceable by Gatherer and its successors and assigns against Shipper and/or its Affiliates and all subsequent owners of all or any part of the Dedication Area and their respective successors and assigns. Shipper shall cause any conveyance of all or any Interests in the Dedication Area to be made expressly subject to this Agreement.

2.3           Conveyance of Rights to Gatherer. Shipper hereby grants, transfers, conveys and assigns to Gatherer, subject to certain exclusions from Dedication described in this Agreement, (i) the exclusive right to Gather Shipper’s Gas, and (ii) all right, title, interest and/or ownership of Condensate recovered from the Gathering of Shipper’s Gas or Shipper IT Gas.

2.4           Memorandum of Agreement. Contemporaneously with the execution of this Agreement, the Parties shall execute, acknowledge, deliver and record a “short form” memorandum of this Agreement in the form of Exhibit “F” attached hereto which shall be placed of record in Garfield County, Colorado.

2.5           Upstream Processing Prohibited. Shipper agrees that it shall not remove or permit to be removed any liquefiable hydrocarbons from Shipper’s Gas or Shipper IT Gas or remove Condensate from such Gas prior to delivery to the Receipt Points, except for liquefiable hydrocarbons that condense from such Gas during transportation to the Receipt Points that are removed by pipeline pigging or conventional mechanical type Gas liquid field separators commonly used in the industry to separate liquid hydrocarbons and free water from Shipper’s Gas or Shipper IT Gas, to the extent, and only to the extent, reasonably necessary for the safe transportation of such Gas to the Receipt Points.

2.6           Information. Shipper shall provide Gatherer timely information with respect to Shipper’s drilling plans and volume forecasts with respect to its interests in the Dedication Area, and shall provide reasonable advance notice to Gatherer of scheduled well shut-ins.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.7           Compression. Shipper shall have the right to install compression facilities and plunger lifts upstream of each Receipt Point. Any compression facilities or plunger lifts installed by Shipper shall be installed, operated, and maintained in a manner that does not materially and adversely affect Gatherer’s dehydration, measurement, gathering or other facilities.

2.8           Gas for Lease Operations. Shipper reserves the right to withhold from delivery any Gas (i) that Shipper is required to deliver to its lessor under the terms of any leases; or (ii) that Shipper reasonably requires for oil and gas producing operations with respect to Shipper’s wells.

2.9           Control of Shipper’s Wells. Shipper may, at any time, shut in, clean out, deepen or abandon any wells within Shipper’s Interests, or may use any efficient, modern or improved method for the production of Gas; provided, before any well is taken out of service for any reason, Shipper shall first shut off the well’s connection with the Receipt Point.

2.10         Units.  Shipper may form, dissolve and/or participate in units encompassing portions of Shipper’s Interests, provided that the exercise of those rights shall not diminish Gatherer’s rights under this Agreement nor increase Gatherer’s obligations under this Agreement.

ARTICLE 3: OPERATION OF THE GATHERING SYSTEM

3.1           Operational Control of the Gathering System. Gatherer shall be entitled to complete operational control of its Gathering System and shall operate its Gathering System in a manner which, in Gatherer’s sole opinion, is consistent with its obligations under this Agreement. Gatherer shall have the unqualified right to commingle Shipper’s Gas and Shipper IT Gas received by Gatherer at the Receipt Points with other Gas in the Gathering System. However, this Article 3.1 shall not be interpreted to relieve Gatherer of its obligations under this Agreement.

3.2           Maintenance. Gatherer shall, without liability, be entitled to perform such maintenance, testing, alteration, modification, repair or replacement of the Gathering System as would be done by a prudent operator (“Maintenance”).

3.3           Capacity Allocations, If the quantity of Shipper’s Gas and all other Gas available for delivery into the Gathering System exceeds the capacity of the Gathering System at any point including the Receipt Points, then Gatherer shall interrupt or curtail receipts of Shipper’s Gas in accordance with the following:

(a)           First, Gatherer shall curtail all Interruptible Gas prior to curtailing Firm Capacity Gas. In the event Gatherer curtails some, but not all, Interruptible Gas on a particular day, Gatherer shall allocate the capacity of the Gathering System at the affected point on a pro rata basis based upon Shipper’s and other Interruptible Gas

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Shippers’ last confirmed nominations of Interruptible Gas prior to the event causing the curtailment.

(b)           Second, if additional curtailments are required beyond Article 3.3(a) above, Gatherer shall curtail Firm Capacity Gas. In the event Gatherer curtails some, but not all, Finn Capacity Gas on a particular Day, Gatherer shall allocate the capacity of the Gathering System at the affected point on a pro rata basis based upon Shipper’s and other Firm Capacity Gas Shippers’ last confirmed nominations of Firm Capacity Gas prior to the event causing the curtailment.

3.4         Temporary Release of Curtailed Gas. The volume of Shipper’s Gas that is curtailed due to capacity allocations shall be temporarily released from this Agreement during the period of such capacity allocation.

3.5         Permanent MDO Reduction Due to Curtailed Gas. At any time during the Initial Period, if Shipper’s Firm Capacity Gas is continuously curtailed for [***] or more Accounting Periods for reasons other than exceeding the applicable Pressure Limit, Force Majeure, Maintenance or breach of this Agreement by Shipper, then Shipper may provide Gatherer with a written notification that includes the quantity of Firm Capacity Gas that has been curtailed (“Curtailed Gas Notice”). In the event that, following the giving of a Curtailed Gas Notice, an additional quantity of Shipper’s Firm Capacity Gas is continuously curtailed for [***] or more Accounting Periods for reasons other than exceeding the applicable Pressure Limit, Force Majeure, Maintenance or breach of this Agreement by Shipper, then Shipper may provide Gatherer with a second, third or more, as applicable, Curtailed Gas Notice that includes the additional quantity of Firm Capacity Gas that has been curtailed. Gatherer shall have up to [***] Accounting Periods after receipt of a Curtailed Gas Notice to successfully implement its plans to relieve the curtailment or additional curtailment, as applicable. If by the end of the [***] Accounting Period after receipt of a Curtailed Gas Notice from Shipper, Gatherer has not relieved the curtailment or additional curtailment, as applicable, Shipper shall have the option to permanently reduce its MDQ by an amount equal to the curtailed amount in effect in such [***] Accounting Period. Concurrently with the first day of the initial Accounting Period intended to be affected by such permanent MDQ reduction, this Agreement shall be deemed to have been automatically amended to reflect such permanent release and Exhibit “C” shall be deemed revised accordingly. As soon as practicable thereafter, the Parties shall document such permanent release and revision to Exhibit “C” by means of a formal amendment to this Agreement. Any such amendment shall terminate at the end of the Initial Period.

3.6         Other Allocations for the Shipper Contract Capacity Volume. Subject to the other terms and conditions of this Agreement, during any period when (i) all or any portion of the Gathering System is shut down because of mechanical failure, Maintenance, non-routine operating conditions, or Force Majeure; or (ii) the Gas available for receipt exceeds the capacity of the Gathering System; or (iii) Gatherer determines that the operation of all or any portion of the Gathering System will cause injury or harm to Persons or property or to

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the integrity of the Gathering System, then Shipper’s Gas or Shipper IT Gas may be curtailed as described in Article 3.3.

3.7         Gatherer’s Delivery Obligations. Gatherer shall deliver, or cause to be delivered, the portions of the Gas that it is required to deliver to Shipper, or for Shipper’s account, at the Delivery Points at a quality meeting the most restrictive specifications required by the Interconnecting Pipelines receiving Shipper’s Gas or Shipper IT Gas at the Delivery Points. Gatherer shall deliver Shipper’s Gas at pressure sufficient to enter Interconnecting Pipelines at a pressure not to exceed the greater of the maximum allowable operating pressure of the Interconnecting Pipeline or [***] psig.

3.8         Arrangements Prior to Receipt and After Delivery. It shall be Shipper’s obligation to make any required arrangements with other parties for delivery of Shipper’s Gas and Shipper IT Gas into the Gathering System at the Receipt Points and following delivery at the Delivery Points.

ARTICLE 4: FACILITIES; CONNECTION TO GATHERING SYSTEM

Shipper, at its sole expense, shall construct, or arrange to construct, facilities necessary to deliver Gas to Gatherer at the Receipt Points. Gatherer shall construct, operate, own, and maintain the facilities necessary to receive and measure Gas from Shipper at the Receipt Points. Shipper shall reimburse Gatherer for facility and metering costs incurred by Gatherer for new Receipt Points or new Delivery Points that are not listed on the current Exhibit “B.” Notwithstanding the foregoing, Gatherer shall be under no obligation to install new or additional facilities, including, without limitation, new Receipt Points or Delivery Points, without mutual consent of the Parties.

ARTICLE 5: RECEIPT POINTS AND CONDITIONS

5.1         Receipt Points. Shipper shall deliver Gas to the Receipt Points as specified on Exhibit “B,” which shall be located at a location downstream of Shipper’s production facilities.

5.2         Rate of Flow. Shipper shall deliver Gas at a reasonably uniform rate of flow, or Shipper shall accept and follow a schedule for delivery of Shipper’s Gas or Shipper IT Gas to be established by Gatherer as to not materially affect Shipper’s overall Gas deliveries.

5.3         Receipt Point Pressure. At each Receipt Point, Shipper shall provide equipment acceptable to Gatherer that will prevent over-pressuring of the Gathering System (“Pressure Regulation Devices”). Gatherer, in its sole discretion, may require Shipper to install, operate and maintain, at its own expense, such Pressure Regulation Devices as may be necessary to regulate the pressure of Gas prior to receipt by Gatherer. If regulation equipment is installed on Gatherer’s Gathering system, it shall be installed in a manner that does not interfere with measurement or induce measurement errors.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 6: NOMINATION AND BALANCING PROCEDURES

6.1           Nomination Procedures. Pursuant to the terms of this Agreement, the nomination procedures detailed in this Article will be utilized by Shipper with respect to the deliveries and receipt of Gas hereunder. All nominations must be made by Shipper or Shipper’s designee. Should Interconnecting Pipelines receiving Gas revise their nomination requirements in a manner that conflicts with the nomination procedures herein, the Parties agree to negotiate changes to the nomination procedures herein as are reasonably required. The Parties agree as follows with respect to the nomination and balancing procedures:

(a)          Shipper’s nominations shall be accepted and scheduled for delivery by Gatherer (“Scheduled Nomination?) to the extent that (i) Gas is sufficient to support the nominations, (ii) Gatherer has available capacity to Gather the nominated Gas subject to Article 3.3 Capacity Allocations, and (iii) Gatherer is required to accept such Gas under this Agreement, and (iv) the party receiving Gas at the Delivery Points accepts Shipper’s nominations.

(b)         Each nomination shall be made as follows, the timeline may change from time to time (all timelines are stated in Mountain Time):

	Nomination Due:	For Flow at:
[***]
[***]
[***]
[***]
[***]

(c)          Shipper shall provide to Gatherer’s dispatcher in writing, via fax, e-mail, or web-based nomination process, the actual daily nominations of the quantities to be delivered by Gatherer for Shipper’s account at each Delivery Point in accordance with Gatherer’s requirements. Such nominations shall include the information requested by Gatherer, and Gatherer shall maintain a record of such nominations. Shipper shall provide [***] days notice for nominations for deliveries on the first day of any given month.

(d)         Gatherer may, but is not obligated to accept (i) any nomination which exceeds Shipper’s MDQ or allocated capacity pursuant to terms of this Agreement, (ii) nomination changes on weekends or holidays, or (iii) any revisions to a prior nomination which result in an increase in quantities of Gas Shipper desires to deliver to a Delivery Point which arc not supported by operational improvements or additional wells. Gatherer’s dispatcher shall thereupon advise Shipper of the quantity it will accept for Gathering.

6.2         Shipper Gas Balancing.

(a)           Imbalances. If the number of MMBtus of Gas received by Gatherer at the Receipt Points, after subtracting FLU does not equal Shipper’s Scheduled Nominations,

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

an imbalance exists. If the number of MMBtus of Gas received by Gatherer at the Receipt Points, after subtracting FLU is less than Shipper’s Scheduled Nominations, a positive imbalance exists. If the number of MMBtus of Gas received by Gatherer at the Receipt Points, after subtracting FLU, is greater than Shipper’s Scheduled Nominations, a negative imbalance exists. The term balance or balancing refers to equalizing the number of MMBtus of Gas received by Gatherer at the Receipt Points with the number of MMBtus constituting Shipper’s Scheduled Nominations plus FLU. The Parties shall use reasonable efforts to minimize these imbalances and agree to make the daily and monthly adjustments as outlined herein. At Gatherer’s sole discretion, and with [***] day prior written notice to Shipper, Gatherer may decline such nomination and/or shut-in production if necessary to balance Shipper.

(b)           Daily Balancing. Each day Shipper shall cause the number of MMBtus of
Gas being delivered at the Receipt Points to equal as closely as practicable Shipper’s Scheduled Nominations plus FLU. Whenever the number of MMBtus of Gas being delivered at the Receipt Points is insufficient to support Shipper’s Scheduled Nominations plus FLU, Shipper shall promptly decrease its daily Scheduled Nomination. Whenever the number of MMBtus of Gas being delivered at the Receipt Points exceeds Shipper’s Scheduled Nominations plus FLU, Shipper shall promptly increase Scheduled Nominations. If Shipper does not adjust such nomination, Gatherer may in its sole discretion, decline such nomination and/or shut-in production if necessary to balance Shipper. Notwithstanding the foregoing, Shipper may request the right to create a daily imbalance when necessary to counteract a prior daily imbalance. Whether such request will be granted is within the sole discretion of Gatherer.

(c)           Monthly Balancing. Within twenty (20) working Days after the month of production, Gatherer shall provide Shipper with Shipper’s gathering Imbalance statement by facsimile or electronic mail to be followed by a hard copy by mail. Shipper shall be given an Imbalance tolerance equal to [***]% of actual Gas receipts, within which the cash out price will be [***]% of Average Market Index. The “Average Market Index” shall be the average gas daily index for CIG, Rocky Mountains as published in Gas Daily for the month the imbalance occurred minus an additional $[***]/MMBtu. Should Shipper’s Imbalance exceed zero, Gatherer shall bring Shipper’s Imbalance to zero by charging or crediting Shipper’s account, as applicable. Such charges or credits shall be made according to a percentage of the Average Market Index, applicable to the month in which the Imbalance occurred, as provided in the schedule below:

Imbalance as a
% of Gas at Receipt Points	If deficient receipts		If excess receipts
less FLU	Gatherer Charges		Gatherer Credits
[***]	[***]	%	[***]	%
[***]	[***]	%	[***]	%
[***]	[***]	%	[***]	%
[***]	[***]	%	[***]	%

In the event it is determined Shipper’s imbalance is the result of variances in estimated volume of FLU provided by Gatherer, such imbalance shall be cashed out at [***]% of the

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Average Market Index or such imbalance may be carried over to the following month and reduced caused by during such month through the cooperative efforts of both Parties.

(d)           Third Party Cooperation. Both Parties recognize that Gatherer’s ability to schedule Daily Balance Gas is dependent upon the cooperation of third parties.

(e)           Interconnecting Pipelines. Whenever an Interconnecting Pipeline requires Gatherer to balance, Gatherer may require Shipper to make adjustments to nominations as imposed by the Interconnecting Pipeline.

(1)           Duty to Maintain Balance. Gatherer shall use reasonable efforts to require all shippers using the Gathering System to maintain balance.

6.3           Unscheduled Capacity Allocations.

(a)           Gatherer will use reasonable efforts to provide timely notification to Shipper by telephone, with subsequent e-mail notification, of the potential size and duration of any unscheduled capacity disruption. If Shipper does not adjust its nomination within [***] hours, Gatherer may adjust Shipper’s nomination and/or not confirm the nominations requested by Shipper in the next nomination cycle; provided however, Gatherer shall at all times use its reasonable efforts to avoid cycle four curtailments of Gas. Gatherer will determine Shipper nomination adjustments in accordance with Article 6 of these General Terms and Conditions.

(b)           Gatherer also may request that Shipper shut in wells to match production with nominations. In the event that Shipper does not adjust its nomination as reasonably directed by Gatherer, and such failure to adjust nominations materially impacts operations on the Gathering System, Gatherer may curtail or shut in Gas for a reasonable period of time. Gatherer shall not be liable for Losses caused by any curtailment imposed by Gatherer unless such curtailment is due to negligence of Gatherer.

ARTICLE 7: GAS QUALITY

7.1           Receipt Point Gas Specifications. Gas delivered by Shipper to the Receipt Points shall meet the following specifications:

(a)           commercially free from dust, gum, gum-forming constituents or solid or liquid matter that might cause injury or interfere with proper operation of the Gathering System or the Interconnecting Pipelines;

(b)           free of hydrocarbons and water in their liquid state;

(c)           commercially free of crude oil, mineral seal, distillate and other impurities that would adversely affect Gatherer’s delivery to other third party transporters;

(d)           at a temperature not in excess of [***] degrees Fahrenheit ([***]°F);

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(e)           a maximum carbon dioxide content of [***] mol percent.

(f)            a Gross Heating Value of not less than [***] Btu per Cubic Foot; and,

(g)           Gas delivered by Shipper shall meet the most restrictive quality specifications required from time to time by the Interconnecting Pipelines.

7.2           Non-Conforming Gas. If at any time Shipper’s Gas or Shipper IT Gas at the Receipt Points fails to conform to such quality specifications, Gatherer shall give Shipper written notice of the deficiency and Shipper shall immediately remedy the deficiency. If Shipper fails to immediately remedy the deficiency, Gatherer may:

(a)     take receipt of the non-conforming Gas and that receipt shall not be construed as a waiver or change of standards for future volumes; or

(b)     at its sole discretion, cease receiving the non-conforming Gas from Shipper and shall notify Shipper that it has, or will, cease receiving the non-conforming Gas.

(c)     if the Gas as delivered contains contaminants not in conformance with the quality specifications, then Shipper shall be responsible for, and shall reimburse Gatherer for all actual expenses, damages and costs resulting therefrom,

7.3           Water. Shipper shall retain title to all water removed from Shipper’s Gas and Shipper IT Gas in the field, upstream of the Receipt Points, by whatever method, whether removed by Shipper or Gatherer. Shipper shall be responsible for the proper disposal of all such water and shall release, indemnify and defend Gatherer from and against any and all damages, claims, actions, expenses, penalties and liabilities, including attorney’s fees, arising from personal injury, death, property damage, environmental damage, pollution, or contamination relating to such disposal. This Article 7.3 by itself does not obligate Gatherer to dehydrate Shipper’s Gas or Shipper IT Gas.

ARTICLE 8: MEASUREMENT EQUIPMENT AND PROCEDURES

8.1           Measurement Equipment.

(a)           Gatherer’s Measurement Equipment. All Gas measurements required hereunder by Gatherer shall be made with equipment of standard make to be furnished, installed, operated, and maintained by Gatherer in accordance with the most current industry standards. Shipper, or others having Shipper’s consent, may, at its option and expense, install and operate measuring equipment upstream of the measuring equipment to check the measuring equipment provided the installation of the check measuring equipment in no way interferes with the operation of Gatherer’s measuring equipment.

(b)           Shared Measurement Data. Gatherer shall make a “read-only” signal available from its flow computer at the Receipt Points to enable Shipper to receive real

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time data collected from the Receipt Points in order that Shipper, utilizing its own equipment, may monitor the flow, pressure, and other pertinent date at the Receipt Points. Gatherer makes no representation or warranty with respect to such data.

(c)           Shipper’s Measurement Equipment. Shipper shall install, own and operate measurement facilities necessary to separately measure all volumes produced by Shipper and delivered to Gatherer from the Dedicated Area and the Interruptible Area. Such facilities shall be installed, operated and maintained in accordance with industry standards and the General Terms and Condition of this Agreement.

8.2           Measurement Factors. All Gas volume measurements shall be based on an actual atmospheric pressure that correlates to the meter site elevation. The factors used in computing Gas volumes shall be the latest industry standard published factors. These factors shall include:

(a)     a pressure base factor based on a pressure base of [***] psia;

(b)     a temperature base factor based on a temperature base of [***]°F;

(c)     a super compressibility factor, obtained from the latest AGA Manual for the Determination of Super Compressibility Factors for Natural Gas (AGA 8); and

(d)     a specific gravity factor, based on the specific gravity of the Gas as determined under the provisions set forth below.

8.3           Testing of Equipment. Gatherer shall test the accuracy of its measuring equipment at least quarterly if the average production delivered to the particular measuring equipment during the previous [***] Accounting Periods exceeds [***] Mcf per day. If the average production is less than or equal to [***] Mcf per day, Gatherer shall test the accuracy of its measuring equipment semi-annually. Additional tests shall be promptly performed upon notification by either Party to the other. If any additional test requested by Shipper indicates that no inaccuracy of more than 2% exists, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then Shipper shall reimburse Gatherer for all its direct costs in connection with that additional test within [***] days following receipt of a detailed invoice and supporting documentation setting forth those costs.

8.4           Adjustment of Inaccuracies. This Article 8.4 specifically excludes wells operated by Gatherer in which Shipper holds an Interest. If, upon test, any measuring equipment is found to be in error by an amount not exceeding [***]%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, previous recordings of that equipment shall be considered correct in computing deliveries hereunder. If the measuring equipment shall be found to be in error by an amount exceeding [***]%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then any preceding recordings of that equipment since the last preceding test shall be corrected to zero error for any period which is known

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definitely or agreed upon. If the period is not known definitely or agreed upon, the correction shall be for a period extending back one-half of the time elapsed since the last test. In the event a correction is required for previous deliveries, the volumes delivered shall be calculated by the first of the following methods which is feasible: (i) by using the registration of any check meter or meters if installed and accurately registering; or (ii) by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculations; or (iii) by estimating the quantity of delivery by deliveries during periods of similar conditions when the meter was registering accurately.

8.5           Gas Composition. The composition and Gross Heating Value shall be determined by composite sampling and analysis every thirty (30) days, or sooner at Gatherer’s sole election, by Gatherer at the Receipt Points. Such sampling and analysis shall conclusively establish the composition and Gross Heating Value of Shippers’ Gas until such sampling and analysis is conducted again. Gas delivered at the Receipt Points, downstream of any dehydration equipment, having a water content of [***] pounds per Mcf, or less, shall be considered dry, otherwise the Gas shall be considered fully saturated.

8.6           Allocation to Delivery Points. Each Accounting Period, Gatherer will allocate the Gas delivered to the Delivery Point(s) back to each receipt point delivering Gas to the Gathering System on a component basis that reflects the natural gas liquids and other components contained in the Gas pursuant to the most current gas analysis in effect for each receipt point. The allocation will be consistently applied to all shippers and performed in accordance with generally accepted allocation procedures and will be provided timely to the Interconnecting Pipelines. The Parties recognize that the above allocation procedure is a new procedure and, if necessary, Gatherer shall have until January 1, 2011 to implement such new procedure.

8.7           Approvals. Gatherer may request Shipper to seek any requisite approvals from and notify the appropriate governmental agencies that electronic flow measurement equipment will be utilized for custody transfer measurement from Shipper at the Receipt Points as designated by Gatherer.

8.8           Access. Each Party, at its sole risk and liability, shall have access at all reasonable business hours to all facilities which are related to Gas measurement and sampling. Each Party, at its sole risk and liability, shall have the right to be present for any installing, reading, cleaning, changing, repairing, testing, calibrating and/or adjusting of either Party’s measuring equipment.

ARTICLE 9: PAYMENTS

9.1           Invoices. Gatherer shall provide Shipper with a statement explaining how all consideration due (including deductions) under the terms of this Agreement was determined not later than the last day of the Accounting Period following the Accounting Period for which the consideration is due.

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9.2           Netting. Any sums due Shipper under this Agreement shall be paid no later than the last day of the Accounting Period following the Accounting Period for which the payment is due. During any Accounting Period, if Shipper owes any amount to Gatherer under this Agreement, or any other contract between the Parties, Gatherer may deduct the amount from any amount otherwise due Shipper hereunder before making payment to Shipper.

9.3           Audit Rights. Either Party, on thirty (30) days prior written notice, shall have the right at its expense, at reasonable times during business hours, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, allocation, measurement, computation, charge, or payment made under or pursuant to this Agreement. The scope of any audit shall be limited to transactions affecting the Gas hereunder within the immediate geographic region of the Gathering System, and shall be limited to the [***] month period immediately prior to the month in which the notice requesting an audit was given. However, no audit may include any time period for which a prior audit hereunder was conducted, and no audit may occur more frequently than once each [***] months. All statements, allocations, measurements, computations, charges, or payments made in any period prior to the [***] month period immediately prior to the month in which the audit is requested, or made in any [***] month period for which the audit is requested but for which a written claim for adjustments is not made within [***] days after the audit is requested shall be conclusively deemed true and correct and shall be final for all purposes. To the extent that the foregoing varies from any applicable statute of limitations, the Parties expressly waive all such other applicable statutes of limitations.

9.4           Right to Suspend on Failure to Pay. if any amount due hereunder remains unpaid for thirty (30) days after the due date, Gatherer shall have the right to suspend or discontinue services hereunder until any such past due amount is paid. Shipper agrees to pay all costs incurred by Gatherer in connection with the collection of any amounts due hereunder, including, without limitation, reasonable attorney’s fees and court costs.

9.5           Payment Disputes. In the event of any dispute with respect to any payment hereunder, Shipper shall make timely payment of all undisputed amounts.

9.6           Interest on Late Payments. In the event that Shipper shall fail to make timely payment of any sums, except those contested in good faith or those in a good faith dispute, when due under this Agreement, interest will accrue at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal plus [***] percent ([***]%) from the date payment is due until the date payment is made.

9.7           Creditworthiness. If Gatherer has reasonable grounds for insecurity regarding Shipper’s ability to make payments under this Agreement, including without limitation, the occurrence of a material change in Shipper’s credit rating, Gatherer may demand Adequate Assurance of Performance. “Adequate Assurance of Performance” shall mean sufficient security in the form, amount and for a term reasonably acceptable to Gatherer, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset, or guaranty. If Shipper does not provide

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Adequate Assurance of Performance within [***] days of Shipper’s request, Shipper may, at its option, terminate this Agreement. The amount of Shipper’s Adequate Assurance of Performance shall not exceed the sum of [***] months estimated fees under this Agreement and Shipper shall maintain this amount until Gatherer no longer has reasonable grounds for insecurity regarding Shipper’s ability to make payments under this Agreement.

ARTICLE 10: FORCE MAJEURE

10.1 Definition of Force Majeure. The term “Force Majeure” as used in this Agreement, shall mean any cause or causes not reasonably within the control of the Party claiming suspension and which, by the exercise of due diligence, such Party is unable to prevent or overcome. Such term shall likewise include, but not be limited to: Acts of God; acts of terrorism, acts, omissions to act and or delays in action of federal, state or local government or any agency thereof; compliance with rules, regulations or orders of any governmental authority or any office, department, agency or instrumentality thereof; strikes, lockouts or other industrial disturbances; acts of the public enemy; wars; blockades; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; storms; floods; washouts; arrest or restraint of rulers of peoples; civil disturbances; interruptions by governmental or court orders; present and future valid orders of any regulatory body having jurisdiction; explosions; the interruption or suspension of the receipt or delivery of Gas hereunder due to the inability, failure of any party not a party to this Agreement to receive or deliver such Gas; breakage or accident to machinery or lines or pipes, compressors or plants; failure to obtain materials and supplies due to governmental regulations; the inability of either Party to acquire, or the delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, materials and supplies, permits and consents, and easements and/or rights-of-way.

10.2 Effect on Force Majeure. In the event any Party hereto is rendered, wholly or in part, by Force Majeure, unable to carry out its obligations under this Agreement due to any event of Force Majeure, other than to indemnify or to make payments of any amount due hereunder, it is agreed upon such Party giving notice and full particulars of such Force Majeure, in writing, to the other Party as soon as possible after the occurrence of the causes relied on, then the obligation of the Party giving such notice, so far as they are affected by such Force Majeure, shall be cancelled during the continuance of any inability so caused, but for no longer period, and such cause shall, so far as possible, be remedied with all reasonable dispatch; provided, however, that this provision shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing parties when such course is inadvisable at the discretion of the Party hereto having the difficulty.

ARTICLE I I: INDEMNIFICATION

Each Party (“Indemnifying Party”) hereby covenants and agrees with the other Party, and its Affiliates, and each of their directors, officers and employees (“Indemnified

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Parties”), that except to the extent caused by the Indemnified Parties’ negligence or willful misconduct, the Indemnifying Party shall protect, defend, indemnify and hold harmless the Indemnified Parties from, against and in respect of any and all Losses incurred by the Indemnified Parties to the extent those Losses arise from or are caused by the negligence or willful misconduct of the indemnifying Party.

ARTICLE 12: TITLE

12.1 Shipper Warranty. Shipper represents and warrants that it owns, controls, or has the right to market or the right to dedicate, all Gas dedicated under this Agreement and to deliver that Gas to the Receipt Points for the purposes of this Agreement, free and clear of all liens, encumbrances and adverse claims. If the title to Gas delivered by Shipper hereunder is disputed or is involved in any legal action, Gatherer shall have the right to withhold payment (without interest), or cease receiving the Gas, to the extent of the interest disputed or involved in legal action, during the pendency of the action or until title is freed from the dispute, or until Shipper furnishes, or causes to be furnished, indemnification to save Gatherer harmless from all Losses arising out of the dispute or action, with surety acceptable to Gatherer. Shipper hereby indemnifies Gatherer against and holds Gatherer harmless from any and all Losses arising out of or related to any breach of the foregoing representation and warranty.

12.2 Title. Title to all Gas delivered under this Agreement, including all constituents thereof, shall remain with and in Shipper at all times; provided, however, title to Condensate shall pass from Shipper to Gatherer immediately downstream of the Receipt Points. Gatherer shall be entitled to use Shipper’s Gas and Shipper IT Gas for FLU purposes for the operation of the Gathering System, provided that Gatherer complies with all other requirements under this Agreement.

ARTICLE 13: ROYALTY AND TAXES

13.1 Proceeds of Production. Shipper shall have the sole and exclusive obligation and liability for the payment of all Persons due any proceeds derived from the Gas delivered under this Agreement, including royalties, overriding royalties, and similar interests, in accordance with the provisions of the leases or agreements creating those rights to proceeds. In no event will Gatherer have any obligation to those Persons due any of those proceeds of production attributable to the Gas under this Agreement.

13.2 Taxes. Shipper shall pay and be responsible for all Taxes levied against or with respect to Gas delivered or services provided under this Agreement. Gatherer shall under no circumstances become liable for those Taxes, unless designated to remit those Taxes on behalf of Shipper by any duly constituted jurisdictional agency having authority to impose such obligations on Gatherer, in which event the amount of those Taxes remitted on Shipper’s behalf shall (i) be reimbursed by Shipper upon receipt of invoice, with corresponding documentation from Gatherer setting forth such payments, or (ii) deducted from amounts otherwise due Shipper under this Agreement.

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13.3 Indemnification. Shipper hereby agrees to defend and indemnify and hold Gatherer harmless from and against any and all Losses, arising from the payments made by Shipper in accordance with Articles 13.1 and 13.2, above, including, without limitation, Losses arising from claims for the nonpayment, mispayment, or wrongful calculation of those payments.

ARTICLE 14: UNPROFITABLE GAS OR OPERATIONS

In the event it has become unprofitable for Gatherer, in its reasonable discretion, to (i) continue to receive Gas at any Receipt Point or (ii) continue to operate the Gathering System, in each case for a period of at least [***] Accounting Periods, then Gatherer shall have the right to give Shipper a written notice of unprofitability. The Parties shall then attempt in good faith to negotiate mutually acceptable terms to provide for continued delivery of Gas to the Receipt Point. If the Parties cannot agree on those terms within thirty (30) days, Gatherer may notify Shipper that it will terminate this Agreement not less than sixty (60) days prior to the date that such termination is to become effective. Notwithstanding anything in this Article 14 to the contrary, for the Initial Period, Gatherer’s right to declare unprofitability shall be temporarily suspended.

ARTICLE 14: RIGHTS-OF-WAY

Shipper hereby grants to Gatherer, insofar as Shipper has the right to do so, all requisite rights-of-way for full right of ingress and egress to the Receipt Point sites, for the purposes of constructing, operating, repairing, replacing and maintaining the Receipt Points equipment necessary for the performance of Gatherer’s obligations set forth in this Agreement; provided, the exercise of those rights by Gatherer will not unreasonably interfere with the operation of Shipper’s facilities including Shipper’s lease operations or with the rights of owners in fee. All facilities and other equipment acquired, placed, or installed by Gatherer for the purposes of this Agreement pursuant to the provisions of this Article, shall remain the property of Gatherer.

ARTICLE 16: DISPUTE RESOLUTION

16.1 Negotiation. Prior to submitting any dispute for resolution by a court, a Party shall provide written notice to the other of the occurrence of such dispute. If the Parties have failed to resolve the dispute within fifteen (15) business days after such notice was given, the Parties shall seek to resolve the dispute by negotiation between the Parties. The Parties shall endeavor to meet and attempt to amicably resolve the dispute. If the Parties are unable to resolve the dispute for any reason within thirty (30) business days after the original notice of dispute was given, then either Party shall be entitled to pursue any remedies available at law or in equity.

16.2 Jurisdiction and Venue. The Parties hereby irrevocably consent to the exclusive jurisdiction of the federal courts situated in the State of Colorado; provided, however, in the event that such federal courts do not have jurisdiction over the dispute in question, then the Parties hereby irrevocably consent to the exclusive jurisdiction of the

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state courts situated in the State of Colorado with respect to such dispute. The Parties hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Colorado federal or state courts.

16.3 Waiver of Jury Trial. The Parties hereby waive all rights to a trial by jury for disputes arising from or under this Agreement.

ARTICLE 17: MISCELLANEOUS

17.1 Rights. The failure of any Party hereto to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.

17.2 Applicable Laws. This Agreement is subject to all valid present and future laws, regulations, rules and orders of governmental authorities now or hereafter having jurisdiction over the Parties, this Agreement, or the services performed or the Gathering System utilized under this Agreement. It is the intent of the Parties that Gatherer provide the services under this Agreement to Shipper on a negotiated contract basis only and the Parties hereby agree that, in the event that (i) the Gathering System, or any part thereof, become subject to regulation by the Federal Energy Regulatory Commission, or any successor agency thereto (“FERC”), or any other governmental body or agency of the rates, terms and conditions for service, (ii) Gatherer becomes obligated by FERC or any other governmental body or agency to provide the services under this Agreement on an open access, nondiscriminatory basis as a result of Gatherer’s execution, performance or continued performance of this Agreement, or (iii) FERC or any other governmental body or agency seeks to modify any rates under, or term or conditions of, this Agreement, then:

(a)     in the event that FERC or governmental body or agency having jurisdiction modifies the rates or terms and conditions set forth in this Agreement, the Parties hereby agree to attempt to enter into such amendments to this Agreement and or enter into a separate arrangement in order to give effect, to the greatest extent possible, to the rates and other terms and conditions set forth herein; and

(b)     in the event that the Parties are not successful in accomplishing the objectives set forth in (a) above such that the Parties are in substantially the same economic position as they were prior to any such regulation, then either Party may terminate this Agreement upon the delivery of written notice of termination to the other Party.

17.3. Governing Law, This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without regard to choice of law principles.

17.4 Interconnecting Pipelines. Gatherer may from time to time become subject to new requirements imposed by the Interconnecting Pipelines or a third party.

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Gatherer shall provide timely written notice to Shipper of any such new requirements. Thereafter, Shipper shall comply with such new requirements or Gatherer may suspend or terminate this Agreement upon Shipper’s refusal or failure to comply with such new requirements after thirty days (30) days written notice that Shipper is in default of its obligations to comply with such new requirements.

17.5 Successors and Assigns. This Agreement shall extend to and inure to the benefit of and be binding upon the Parties and their respective successors and assigns, including any assigns of Shipper’s Interests covered by this Agreement. Each Party shall have the right to assign its respective rights and obligations in whole or in part under this Agreement; provided, however, (i) except with respect to a partial or complete divestiture of Gatherer’s interest in the Gathering System by Gatherer, this Agreement shall not be assigned by a Party without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; (ii) Shipper may only assign an interest in this Agreement to a party which acquires Shipper’s Interests within the Dedication Area; and, (iii) any transfer by Shipper of any of its Interests within the Dedication Area shall be expressly made subject to the terms and conditions of this Agreement and any assignee shall expressly agree to assume the obligations of this Agreement, including the Dedication.

17.6 Severability. Should any part of this Agreement be found to be unenforceable or be required to be modified by a court or governmental authority, then only that part of this Agreement shall be affected. The remainder of this Agreement shall remain in force and unmodified.

17.7 Waiver. A waiver by either Party of any one or more defaults by the other Party shall not operate as a waiver of any future defaults, whether of a like or different character.

17.8 Confidentiality. The Parties agree to keep the terms of this Agreement confidential and not disclose the same to any other persons, firms or entities without the prior written consent of the other Party; provided, the foregoing shall not apply to (i) disclosures compelled by law, securities exchange or court order, (ii) disclosures to a Party’s financial advisors, consultants, attorneys, banks, institutional investors and prospective purchasers of property or the Gathering System provided those persons, firms or entities likewise agree to keep this Agreement confidential or (iii) any royalty and overriding royalty interest owners or other owners of production due payments from Shipper on the Gas delivered to Gatherer hereunder.

17.9 Published Indices. In the event any published price index referred to in this Agreement ceases to be published, the Parties shall mutually agree to an alternative published price index representative of the published price index referred to in this Agreement.

17.10 Amendments. Any amendment, change, modification or alteration of this Agreement shall be in writing, signed by the Parties.

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17.11 Entire Agreement. This Agreement, including all exhibits and appendices, contains the entire agreement between the Parties with respect to the subject matter hereof, and there are no oral or other promises, agreements, warranties, obligations, assurances, or conditions precedent, affecting it.

17.12 Waiver of Consequential Damages. NO BREACH OF THIS AGREEMENT OR CLAIM FOR LOSSES UNDER ANY INDEMNITY OBLIGATION CONTAINED IN THIS AGREEMENT SHALL CAUSE ANY PARTY TO BE LIABLE FOR, NOR SHALL LOSSES INCLUDE, ANY DAMAGES OTHER THAN ACTUAL AND DIRECT DAMAGES, AND EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO CLAIM ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES, OR LOST PROFITS; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT BE CONSTRUED AS LIMITING THE OBLIGATION OF EITHER PARTY UNDER THIS AGREEMENT TO INDEMNIFY THE OTHER PARTY AGAINST CLAIMS ASSERTED BY UN-AFFILIATED THIRD PARTIES, INCLUDING, BUT NOT LIMITED TO, UN-AFFILIATED THIRD PARTY CLAIMS FOR CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES.

17.13 First Amended and Restated Gas Gathering Agreement. The First Amended and Restated Gas Gathering Agreement is hereby amended and restated in its entirety and replaced and superseded by this Agreement effective as of the Effective Date.

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